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                                                                    EXHIBIT 3.12

                            ARTICLES OF ORGANIZATION
                                       OF
                             AIR LOGISTICS, L.L.C.

         The undersigned, acting pursuant to the Limited Liability Company Law of Louisiana (as amended from time to time or any successor statute, the "Act"), does hereby form a limited liability company and adopts the following Articles of Organization:

                                    ARTICLE I

                                      Name

         The name of this Limited Liability Company (hereinafter, the "LLC") shall be:

                              Air Logistics, L.L.C.

                                   ARTICLE II

                                     Purpose

         The purpose of the LLC is to engage in any lawful activity for which limited liability companies may be formed under the Act.

                                   ARTICLE III

                                      Term

         The LLC shall dissolve on December 31, 2050, unless sooner dissolved as provided in the operating agreement of the LLC.

                                   ARTICLE IV

                                   Management

         The LLC shall be managed by one or more managers (the "Managers") selected by the members as provided in the Operating Agreement of the LLC. The Managers have full authority to act on behalf of the LLC and are mandataries for the LLC in all matters whether or not in the ordinary course of business. This mandate includes, but is not limited to, the authority to alienate, lease or encumber all or any portion of the immovable property of the LLC whether or not within the ordinary course of business. No member other than Managers shall have the authority to act as a mandatary of the LLC.

WITNESSES:

/s/ MARIANNE T. BURNES                 /s/ PAUL M. HAYGOOD
-----------------------------          -----------------------------------
                                       Paul M. Haygood

/s/ AMY NEWHARDT                       Dated: October 6, 1997
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